Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated November 15, 2007, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on November 28, 2007 (Accession
Number 0001145443-07-003711).

Sub-Item 77Q1(e)

Amended Schedule A to the Amended and Restated Investment
Advisory Agreement between the Trust and J.P. Morgan
Investment Management Inc. (amended as of November 15, 2007).
Incorporated herein by reference to the Registrant's
Registration Statement as filed with the Securities and Exchange Commission on
November 28, 2007 (Accession Number 0001145443-07-003711).